                                                                 EXHIBIT 24
                                                                 ----------

                                  POWER OF ATTORNEY
                                  -----------------

   Know all by these presents, that the undersigned hereby
   constitutes and appoints each of Dale L. Matschullat, Bradford R.
   Turner and Christine Vogt, signing singly, the undersigned's true and lawful attorney-in-fact to:

        (1)  execute for and on behalf of the undersigned, in the
             undersigned's capacity as an officer and/or director of
             Newell Rubbermaid Inc. (the "Company"), Forms ID, 3, 4,
             and 5 in accordance with Section 16(a) of the
             Securities Exchange Act of 1934 and the rules
             thereunder;

        (2)  do and perform any and all acts for and on behalf of
             the undersigned which may be necessary or desirable to
             complete and execute any such Form ID, 3, 4, or 5,
             complete and execute any amendment or amendments
             thereto, and timely file such form with the United
             States Securities and Exchange Commission and any stock
             exchange or similar authority; and

        (3)  take any other action of any type whatsoever in
             connection with the foregoing which, in the opinion of
             such attorney-in-fact, may be of benefit to, in the
             best interest of, or legally required by, the
             undersigned, it being understood that the documents
             executed by such attorney-in-fact on behalf of the
             undersigned pursuant to this Power of Attorney shall be
             in such form and shall contain such terms and
             conditions as such attorney-in-fact may approve in such
             attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
   The undersigned acknowledges that the foregoing attorneys-in-
   fact, in serving in such capacity at the request of the
   undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3,
   4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        The undersigned hereby revokes any Power of Attorney granted by the undersigned prior to the date hereof to agents or
   employees of the Company with respect to the matters set forth in paragraphs (1), (2) and (3) above.

        IN WITNESS WHEREOF, the undersigned has caused this Power of
   Attorney to be executed as of this 22nd day of November, 2004.

                                 /s/ Ronald L. Hardnock
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                                 Print Name:  Ronald L. Hardnock